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                                                       Exhibit 21.1

                           Subsidiaries of Registrant


Subsidiaries                              Jurisdiction
------------                              ------------
OAO Systems, Inc.                         Illinois
OAO Canada, Ltd.                          New Brunswick, Canada
Canadian Network Resources, Ltd.          New Brunswick, Canada
Canadian Resource Management, Ltd.        British Columbia, Canada
OAO/ICOR De Mexico, S.A. De C.V.          Mexico
OAO Puerto Rico, Inc.                     Puerto Rico
OAO/ICOR Do Brasil S-C LTDA.              Brazil
OAO/ICOR New Zealand Limited              New Zealand
OAO/ICOR Australia PTY Limited            Australia
OAO France                                France
OAO Deutschland GmbH                      Germany
OAO (UK) Limited                          United Kingdom
OAO/ICOR (UK), Ltd.                       United Kingdom
OAO Commercial Systems Corp.              Nevada
OAO Healthcare Solutions, Inc.            California